UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 22, 2009

DOMINO’S PIZZA, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32242	38-2511577
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48106

(Address of Principal Executive Offices)

(734) 930-3030

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

General

On June 22, 2009, Domino’s Pizza LLC (“DPL”), a subsidiary of Domino’s Pizza, Inc., entered into a Letter of Credit Agreement (the “L/C Agreement”) with Barclays Bank PLC (“Barclays”), pursuant to which Barclays will issue, at DPL’s request, up to $50.0 million of standby letters of credit (the “Commitment”) for the account of DPL and its subsidiaries. Pursuant to the L/C Agreement, DPL will (a) maintain a cash collateral account holding an amount equal to 105% of the liabilities of any outstanding letters of credit and (b) pay to Barclays quarterly commitment fees of 0.375% per annum of the unused portion of the Commitment and quarterly letter of credit fees of 0.75% per annum of the undrawn face amount of any outstanding letters of credit.

The foregoing description of the L/C Agreement is qualified in its entirety by reference to the L/C Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The descriptions in Item 1.01 are included herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Letter of Credit Agreement, dated June 22, 2009, between Domino’s Pizza LLC and Barclays Bank PLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINO’S PIZZA, INC.

/s/ Wendy A. Beck
	Name:	Wendy A. Beck
	Title:	Executive Vice President and
Chief Financial Officer

Date: June 26, 2009